UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

INTEGRATED ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

480 Forest Avenue, Suite 1

Locust Valley, NY 11560

 (Address of principal executive offices)

(702) 583-7790

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On October 10, 2014, the Board of Directors of Integrated Energy Solutions, Inc. (the “Company”) and the sole holder of Series A Preferred Stock of the Company, effectively constituting approximately 51% of the vote of all outstanding shares of the Company, by unanimous written consent, voted in favor of increasing the aggregate number of shares of common stock, par value of $0.001 per share, authorized to be issued by the Company from two billion (2,000,000,000) to four billion (4,000,000,000) (the “Authorized Share Increase”).  On December 10, 2014, the Company filed a definitive information statement on Form 14C with respect to the Authorized Share Increase.

On December 31, 2014, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada, effecting the Authorized Share Increase. A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, dated December 31, 2014*

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENERGY SOLUTIONS, INC.

Date: January 5, 2015	By:	/s/ Ernest B. Remo
Name: Ernest B. Remo
Title: Chief Executive Officer